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Exhibit 99.6

CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

        In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Registration Statement on Form S-4 originally filed by QLT Inc. with the Securities and Exchange Commission on August 8, 2016, as supplemented and amended from time to time (the "Registration Statement"), as a person who will become a director of Novelion Therapeutics Inc. upon completion of the merger described in the Registration Statement.

Dated: September 8, 2016

/s/ SANDFORD D. SMITH Sandford D. Smith

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  Exhibit 99.6
CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR